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                                                                    Exhibit 10.4

                            NEGATIVE PLEDGE AGREEMENT

         This Negative Pledge Agreement is made as of November 4, 2002, by and between Animas Corporation and Animas Diabetes Care, LLC (collectively, the "Borrowers") and Silicon Valley Bank ("Bank").

         In connection with, among other documents, the Loan and Security Agreement (the "Loan Agreement") of even date herewith by and among the Borrowers and Bank, and the Loan Documents defined therein being concurrently executed herewith between Borrowers and Bank, Borrower agrees as follows:

         1. Except as permitted under Section 7.1 of the Loan Agreement, Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber, or enter into any agreement, document, instrument or other arrangement (except with or in favor of the Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower from selling, transferring, assigning, mortgaging, pledging, leasing, granting a security interest in or upon, or encumbering any of Borrower's intellectual property related to any joint venture agreement between any Borrower and any third party related to Glucose Sensor or Glucose Monitor technology developed under the National Institute of Standards and Technology (NIST) Cooperative Agreement, including, without limitation, that certain Joint Venture Agreement by and between Borrower and Sarnoff Corporation dated July 31, 2001 including, without limitation, the following:

                  a. Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held;

                  b. All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired;

                  c. Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

                  d. Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

                  e. All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications;

                  f. Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks;

                  g. Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

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                                                                    Exhibit 10.4

                  h. All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

                  i. All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

                  j. All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing;

         2. It shall be an event of default under the Loan Documents between Borrower and Bank if there is a breach of any term of this Negative Pledge Agreement.

         3. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Documents.

BORROWERS:

ANIMAS CORPORATION

By: /s/ Richard A. Baron
    ------------------------
Name: Richard A. Baron

Title:  V.P. Finance

ANIMAS DIABETES CARE, LLC

By: /s/ Richard A. Baron
    ------------------------
Name: Richard A. Baron

Title:  V.P. Finance

BANK:

SILICON VALLEY BANK

By: /s/ Elizabeth A. Harper
    ------------------------
Name: Elizabeth A. Harper

Title:  Senior Vice President